Exhibit 10.8

FMSA HOLDINGS INC. NON-QUALIFIED STOCK OPTION PLAN

Amended and Restated as of September 11, 2014

FMSA Holdings Inc. hereby adopts a non-qualified stock option plan for the benefit of certain persons and subject to the terms and provisions set forth below.

1.	Certain Definitions

Certain capitalized items used in this Plan will have the meanings assigned to them in Section 11 hereof.

2.	Purpose of the Plan

The purpose of the Plan is to provide Key Employees with greater incentive to serve and promote the interests of the Company and its shareholders. The premise of the Plan is that, if such Key Employees acquire a proprietary interest in the business of the Company or increase such proprietary interest as they may already hold, then the incentive of such Key Employees to work toward the Company’s continued success will be commensurately increased. Accordingly, the Company will, from time to time during the effective period of the Plan, grant to such Key Employees as may be selected to participate in the Plan options to purchase Class B Common Stock on the terms and subject to the conditions set forth in the Plan.

3.	Effective Date of the Plan.

The Plan shall become effective on January 21, 1997.

4.	Administration of the Plan.

The Plan shall be administered by the Committee. The Committee shall consist of no fewer than three (3) members, who shall be designated by the Board. Members of the Committee shall not be ineligible to participate in the Plan solely by reason of such membership. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall constitute acts of the Committee. Subject to the terms and conditions of the Plan, the Committee shall have full and final authority in its absolute discretion:

(a) to select the Key Employees to whom options will be granted;

(b) to determine the number of shares of Class B Common Stock subject to any option;

(c) to determine the time when options will be granted;

(d) to determine the option price of Class B Common Stock subject to an option;

(e) to determine the time when each option may be exercised;

(f) to prescribe the form of the option agreements governing the options which are granted under the Plan and to set the provisions of such option agreements as the Committee may deem necessary or desirable provided such provisions are not contrary to the terms and conditions of the Plan;

(g) to adopt, amend and rescind such rules and regulations as, in the Committee’s opinion, may be advisable in the administration of the Plan; and

(h) to construe and interpret the Plan, the rules and regulations and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan.

Any decision made or action taken by the Committee in connection with the administration, interpretation, and implementation of the Plan and of its rules and regulations, shall, to the extent permitted by law, be conclusive and binding upon all Optionees under the Plan and upon any person claiming under or through such an Optionee. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.

5.	Persons Eligible for Options

Subject to the restrictions herein contained, options may be granted from time to time in the discretion of the Committee only to such Key Employees, as designated by the Committee, whose initiative and efforts contribute or may be expected to contribute to the continued growth and future success of the Company and/or its Subsidiaries. Notwithstanding the preceding sentence, a Key Employee who renounces in writing any right he may have to receive stock options under the Plan shall not be eligible to receive any stock options under the Plan. No option shall be granted to any Key Employee during any period of time when such Key Employee is on leave of absence. The Committee may grant more than one option to the same Key Employee.

6.	Shares Subject to the Plan

(a) Shares Available. Subject to the provisions of Subparagraph 6(b), the aggregate number of shares of Class B Common Stock for which options may be granted under the Plan shall be                              shares of Class B Common Stock. Either treasury or authorized and unissued shares of Class B Common Stock, or both, in such amounts, within the maximum limits of the Plan, as the Committee shall from time to time determine, may be so issued. All shares of Class B Common Stock which are the subject of any lapsed, expired or terminated options shall be available for the granting of additional options under the Plan. All shares purchased pursuant to the exercise of options granted under the Plan which are subsequently repurchased by the Company shall likewise be available for the granting of additional options under the Plan.

(b) Adjustments; Business Combinations. In the event that, subsequent to the date of adoption of the Plan by the Board, the outstanding shares of Class B Common Stock are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, including without limitation any transaction described in Section 424(a) of the Code, increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, then (i) there shall automatically be substituted for each share of Class B Common Stock subject to an unexercised option granted under the Plan and each share of Class B Common Stock available for additional grants of options under the Plan the number and kind of shares of stock or other securities into which each outstanding share of Class B Common Stock shall be exchanged, (ii) the option price per share of Class B Common Stock or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and (iii) the Committee shall make such other adjustments to the securities subject to options, the provisions of the Plan, and option agreements as may be appropriate and equitable and any such adjustment shall be final, binding and conclusive as to each Optionee. Any such adjustment shall provide for the elimination of fractional shares.

7.	Option Provisions

(a) Option Price. The option price per share of Class B Common Stock under each option granted pursuant to the Plan shall be determined by the Committee at the time of grant.

(b) Period of Option. The Committee shall determine when each option is to expire but no option shall be exercisable after ten (10) years have elapsed from the date upon which the option is granted.

(c) Limitation on Exercise and Transfer of Option. Only the Optionee may exercise an option, provided, however, that a guardian or other legal representative who has been duly appointed for such Optionee may exercise such option. No option granted hereunder shall be transferable except, if the Optionee is an individual, upon the Optionee’s death as provided in subparagraph 7(f) of this Agreement. No option granted hereunder may be pledged or hypothecated, nor shall any such option be subject to execution, attachment or similar process.

(d) Conditions Governing Exercise of Option. The Committee may, in its absolute discretion, either require that, prior to the exercise of any option granted hereunder, the Key Employee to whom such option relates shall have been an Employee, Officer or Member of the Board for a specified period of time after the date such option was granted, or make any option granted hereunder immediately exercisable, or require that options granted hereunder be exercised in a specified sequence. Each option shall be subject to such additional restrictions or conditions with respect to the time and method of exercise as shall be prescribed by the Committee. Upon satisfaction of any such conditions, the option may be exercised in whole or in part at any time during the option period, but this right of exercise shall be limited to whole shares. Subject to the tax withholding provisions in Section 9 hereof, an option shall be exercised by the Optionee by (i) giving written notice to the Company of the Optionee’s exercise of the option, (ii) submitting an executed counterpart to the Stockholders Agreement, and (iii) either (a) paying in full the purchase price in cash, or (b) in the Committee’s discretion, paying the exercise price pursuant to a “cashless exercise” procedure.

(e) Dissolution, Liquidation and Certain Mergers. Upon the dissolution or liquidation of the Company, each outstanding option shall terminate. Upon (i) the occurrence of a merger or consolidation in which the Company is not the surviving corporation or (ii) a merger or consolidation in which the shares of Class B Common Stock of the Company are converted into cash or other consideration (other than stock or securities of the Company), each outstanding option shall not terminate but shall be subject to such adjustment or amendment as the Committee may deem appropriate, equitable and in compliance with applicable law, and any such adjustment shall be final, binding and conclusive as to each Optionee.

(f) Termination of Employment, Etc. At such time as the Key Employee to whom an option relates is neither an Employee, an Officer nor a Member of the Board, his options shall, unless otherwise provided in the option agreement between the Optionee and the Company, terminate and neither he nor any other person shall have any rights after the date he ceases to be an Employee, an Officer or Member of the Board to exercise all or any part of such options. A Key Employee’s employment shall not be deemed to have terminated while he is on a military, sick or other bona fide approved leave of absence from the Company or a Subsidiary. If any option is by terms of the option agreement exercisable following the Optionee’s death, if the Optionee is an individual, then such option shall be exercisable for a period of one year from the date of death, but in no event after the option’s expiration date, by the Optionee’s estate, or the person designated in the Optionee’s will, or the person to whom the option was transferred by the applicable laws of descent and distribution.

(g) Reissuance of Options. In the event of a decline in the fair market value of a share of Class B Common Stock, the Committee may, with the consent of the Optionee, terminate an existing option for the purpose of reissuing it as a new option with a lower option price.

8.	Restrictions on Transferability of Class B Common Stock

All Class B Common Stock subject to options granted under the Plan shall be subject to transfer restrictions and other rights, terms and provisions contained in the By-laws of the Company and the Stockholders Agreement, both of which are hereby incorporated herein by reference. Such transfer restrictions and other rights, terms and provisions shall be communicated to each Optionee upon grant of a stock option and may be amended thereafter by the Committee only in such manner as is consented to in writing by the Optionee. All share certificates issued pursuant to an exercise of an option under the Plan shall be stamped or otherwise imprinted with legends in substantially the forms set forth in Section 1.2 of the Exchange Agreements dated February 29, 1996, by and among the Company and each of the Initial Stockholders (as defined in the Stockholders Agreement).

9.	Withholding of Taxes

The Company may make appropriate provision for tax withholding with respect to the exercise of an Option including, without limitation, (i) withholding such amount that the Company deems appropriate from any compensation or other amounts due him from the Company with funds in the amount the Company deems appropriate and (ii) in the Committee’s discretion, a “cashless withholding” procedure, in each case, as a condition precedent to the Optionee’s exercise of an Option and the issuance of shares pursuant to any such exercise.

10.	Amendments to the Plan

The Committee is authorized to interpret the Plan and from time to time adopt any rules and regulations for carrying out the Plan that it may deem advisable. Except as otherwise provided herein or in an option agreement, subject to the approval of the Board, the Committee may at any time amend, modify, suspend or terminate the Plan.

11.	Definitions

The following terms shall have the meanings set forth below whenever used in this instrument:

(a) “Board” means the Board of Directors of the Company.

(b) “Class B Common Stock” means shares of Class B common stock, $.01 par value per share, of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

(d) “Committee” means the Compensation Committee appointed by the Board. Committee members need not be members of the Board.

(e) “Company” means FMSA Holdings Inc., a Delaware corporation, and any successor thereto which shall maintain this Plan.

(f) “Employee” means an employee of the Company or any Subsidiary.

(g) “Key Employee” means any person whose performance as an Employee, as an Officer or as a Member of the Board, in the judgment of the Committee, is important to the successful operation of the Company or a Subsidiary.

(h) “Member of the Board” means a member of the Board of Directors of the Company.

(i) “Officer” means a person holding any office of the Company or any Subsidiary, whether or not such person is an Employee.

(j) “Optionee” means any Key Employee to whom a stock option has been granted pursuant to this Plan.

(k) “Plan” means this instrument, the FMSA Holdings Inc. Non-Qualified Stock Option Plan, as it is originally adopted and as it may be amended hereafter.

(l) “Stockholders Agreement” means the Stockholders Agreement, dated February 29, 1996, by and among the Company and each of the stockholders of the Company.

(m) “Subsidiary” means any corporation at least 50% of the voting stock of which is owned directly or indirectly by the Company.

12.	General Provisions

(a) Option Agreements Need Not Be Identical. The form and substance of option agreements, whether granted at the same or different times, need not be identical.

(b) Options to be Non-Qualified Stock Options. All options granted pursuant the Plan shall be non-qualified stock options and shall not be treated as incentive stock options as defined in Section 422A of the Code.

(c) No Right To Be Employed, Etc. Nothing in the Plan or in any option agreement shall confer upon any Key Employee or Optionee any right to continue in the employ of the Company or a Subsidiary, or to serve as an Officer or a Member of the Board, or to be entitled to receive any remuneration or benefits not set forth in the Plan or such option agreement, or to interfere with or limit either the right of the Company or a Subsidiary to terminate his employment or remove him from his office at any time or the right of the shareholders of the Company or a Subsidiary to remove him as a Member of the Board with or without cause.

(d) Optionee Does Not Have Rights Of Shareholder. Nothing contained in the Plan or in any option agreement shall be construed as entitling any Optionee to any rights of a shareholder as a result of the grant of an option until such time as shares of Common Stock are actually issued to such Optionee pursuant to the exercise of an option.

(e) Successors In Interest. The Plan shall be binding upon the successors and assigns of the Company.

(f) No Liability Upon Distribution Of Shares. The liability of the Company under the Plan and any distribution of shares of Class B Common Stock made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of the Plan shall be construed to impose any liability on the Company or the Committee in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with the Plan.

(g) Use Of Proceeds. The cash proceeds received by the Company from the issuance of shares of Class B Common Stock pursuant to the Plan will be used for general corporate purposes.

(h) Expenses. The expenses of administering the Plan shall be borne by the Company.

(i) Captions. The captions and section numbers appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

(j) Number. The use of the singular or plural herein shall not be restrictive as to number and shall be interpreted in all cases as the context may require.

(k) Gender. The use of the feminine, masculine or neuter pronoun shall not be restrictive as to gender and shall be interpreted in all cases as the context may require.

13.	Termination of the Plan

The Plan shall terminate on December 31, 2007, and thereafter no options shall be granted under the Plan. All options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms of the option agreements governing such options and the terms and conditions of the Plan.

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